Exhibit 10.2

AWARD LETTER - CONFIDENTIAL

December 21, 2016

Schlumberger Oilfield Eastern Limited

Attention: Ulisses Sperandio

Delivery via email : sperandio1@slb.com

Re:                             Invitations to Bid: ITT-001Mudlogging, ITT-002 Integrated Project Manager, ITT-003 MWD/LWD/BHA/DD, ITT-004 Drilling Fluids, ITT-005 Cementing, ITT-006Wireline, ITT-010 Fishing, ITT-013 Drill Bits, Hole Openers & Underreamers

With reference to your tenders submitted to SCS Corporation Ltd, a wholly owned subsidiary of Hyperdynamics Corporation (Company) in response to the above noted Invitations to Tender and further clarifications and negotiations, please be advised that Company has accepted the prices proposed by Schlumberger Oilfield Eastern Limited and contingent upon the execution of each of the Work Orders would like to award the above services to Schlumberger Oilfield Eastern Limited.

Please sign below to indicate your acceptance of this award.

We look forward to working with you under this agreement.

Sincerely,

/s/ Ray Leonard
Ray Leonard
CEO and President
Hyperdynamics Corporation
12012 Wickchester Lane, Ste 475
Houston, Texas 77079, USA
Phone: +1 713-353-9400

Accepted by:

/s/ Bunmi Omole
Authorized representative of Schlumberger Oilfield Eastern Limited

Name :	Bunmi Omole

Title:	General Manager	Date:	28/12/16